EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Form S-3 (File No. 333-136709) and Form S-8 (File No. 333-126764) of Adams Respiratory Therapeutics, Inc. of our report dated August 22, 2006, with respect to the consolidated financial statements of Adams Respiratory Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2006.
     /s/ Ernst & Young LLP
MetroPark, New Jersey
September 22, 2006